UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 7, 2005

Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (808) 543-5662

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Equity Award Amendments for Section 409A

At its meeting held on December 7, 2005, the Hawaiian Electric Industries, Inc. (HEI) Compensation Committee (the Committee) authorized the amendment of certain provisions pertaining to the dividend equivalent rights attributable to the outstanding grants of nonqualified stock options and stock appreciation rights held under the HEI Stock Option and Incentive Plan (SOIP) by employees, including the Named Executive Officers as defined by the Securities & Exchange Commission (SEC) (i.e., the Chief Executive Officer of HEI and the four other most highly compensated officers of HEI). The amendments are intended to cause the awards to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

The dividend equivalents for vested shares for the current Named Executive Officers who were retirement eligible as of December 31, 2004 (Robert F. Clarke, Chairman, President & Chief Executive Officer (CEO) of HEI; Constance H. Lau, President & CEO of American Savings Bank, F.S.B; and T. Michael May, President & CEO of Hawaiian Electric Company, Inc.) generally will remain payable under the terms set out in the original award agreement (i.e., upon exercise with respect to the underlying shares). However, dividend equivalents declared in 2005 for these Named Executive Officers will be paid on or before March 15, 2006 to the extent the shares have not previously been exercised. The value of the dividend equivalents will be reduced if, as of December 31, 2005, the per share exercise price of the underlying shares exceeds the fair market value of a share of the HEI common stock. In such a case, the number of dividend equivalents payable will be reduced by the number of shares of HEI common stock with a fair market value as of December 31, 2005, equal to the amount of such excess multiplied by the number of shares of HEI common stock underlying vested stock options and stock appreciation rights, and similar payments (and adjustments) will be made in future years.

The amount of dividend equivalents payable on or before March 15, 2006 to Named Executive Officers who were not retirement eligible as of December 31, 2004 (Eric K. Yeaman, Financial Vice President, Treasurer and Chief Financial Officer of HEI, and Patricia Uyehara Wong, Vice President-Administration and Corporate Secretary of HEI) will be the total of dividend equivalents declared in 2005 on shares that were vested on December 31, 2004, plus the dividend equivalents on shares that were not vested on December 31, 2004 that vested in 2005 (in each case, to the extent not previously exercised). Dividend equivalents declared before 2005 on shares that were vested on December 31, 2004 will remain payable under the terms set out in the original award agreement (i.e., upon exercise with respect to the underlying shares). As with the other Named Executive Officers, the value of the dividend equivalents will be reduced if, as of December 31, 2005, the per share exercise price of the underlying shares exceeds the fair market value of a share of the HEI common stock, using the same formula, and similar payments (and adjustments) will be made in future years.

The Compensation Committee also authorized management to operate its other nonqualified deferred compensation plans (within the meaning of Section 409A) in compliance with Section 409A, pending their formal amendment to comply with Section 409A, which is not required before December 31, 2006.

Supplemental Executive Retirement Plan Participation

At its meeting held on December 7, 2005, the Committee also authorized the participation of Eric K. Yeaman in HEI’s Supplemental Executive Retirement Plan, effective as of April 1, 2006, or such later date on which that plan is formally amended to comply with the requirements of Section 409A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)

/s/ Curtis Y. Harada
Curtis Y. Harada Controller (Principal Accounting Officer of HEI) Date: December 12, 2005

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